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                                                                     Exhibit 3.2


                              AMENDED AND RESTATED

                                     BY-LAWS

                                       of

                          AMN HEALTHCARE SERVICES, INC.
                            (A Delaware Corporation)


                                    ARTICLE 1

                                   DEFINITIONS

            As used in these By-laws, unless the context otherwise requires, the term:

            1.1 "Assistant Secretary" means an Assistant Secretary of the Corporation.

            1.2 "Assistant Treasurer" means an Assistant Treasurer of the Corporation.

            1.3 "Board" means the Board of Directors of the Corporation.

            1.4 "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are authorized to close in the City of New York, State of New York.

            1.5 "By-laws" means the by-laws of the Corporation, as amended from time to time.

            1.6 "Certificate of Incorporation" means the certificate of incorporation of the Corporation, as amended, supplemented or restated from time to time.

            1.7   "Chairman" means the Chairman of the Board.
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            1.8   "Corporation" means AMN Healthcare Services, Inc.

            1.9   "Directors" means directors of the Corporation.

            1.10 "Entire Board" means all Directors of the Corporation then in office, whether or not present at a meeting of the Board, but disregarding vacancies.

            1.11 "General Corporation Law" means the General Corporation Law of the State of Delaware, as amended from time to time.


            1.12 "Office of the Corporation" means the principal place of business of the Corporation, anything in Section 131 of the General Corporation Law to the contrary notwithstanding.

            1.13  "President" means the President of the Corporation.

            1.14  "Secretary" means the Secretary of the Corporation.

            1.15  "Stockholders" means stockholders of the Corporation.

            1.16  "Treasurer" means the Treasurer of the Corporation.

            1.17  "Vice President" means a Vice President of the
Corporation.

                                    ARTICLE 2

                                  STOCKHOLDERS

            2.1 Place of Meetings. Every meeting of Stockholders shall be held at a place, within or without the State of Delaware, as may be designated by resolution of the Board from time to time.

            2.2 Annual Meeting. If required by applicable law, a meeting of Stockholders shall be held annually for the election of Directors and the transaction of other business at such hour and on such Business Day as may be designated by resolution of the Board from time to time.
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            2.3 Other Special Meetings. Unless otherwise prescribed by applicable law, special meetings of Stockholders may be called at any time by only the Board or the Chairman and may not be called by any other person or persons. Business transacted at any special meeting of Stockholders shall be limited to the purpose stated in the notice.

            2.4 Fixing Record Date. For the purpose of (a) determining the Stockholders entitled (i) to notice of or to vote at any meeting of Stockholders or any adjournment thereof, (ii) unless otherwise provided in the Certificate of Incorporation to express consent to corporate action in writing without a meeting or (iii) to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock; or (b) any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date was adopted by the Board and which record date shall not be (x) in the case of clause (a)(i) above, unless otherwise required by applicable law, more than sixty nor less than ten days before the date of such meeting, (y) in the case of clause (a)(ii) above, more than ten days after the date upon which the resolution fixing the record date was adopted by the Board and (z) in the case of clause (a)(iii) or (b) above, more than sixty days prior to such action. If no such record date is fixed:

                  2.4.1 the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived,
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      at the close of business on the day next preceding the day on which the meeting is held;

                  2.4.2 the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Certificate of Incorporation), when no prior action by the Board is required by applicable law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded; and when prior action by the Board is required by applicable law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action; and

                  2.4.3 the record date for determining Stockholders for any purpose other than those specified in Sections 2.4.1 and 2.4.2 hereof shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of Stockholders entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting. Delivery made to the Corporation's registered office in accordance
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with Section 2.4.2 shall be by hand or by certified or registered mail, return receipt requested.

            2.5 Notice of Meetings of Stockholders. Whenever under the provisions of applicable law, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, the notice of any meeting shall be given, not less than ten nor more than sixty days before the date of the meeting, to each Stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which Stockholders and proxyholders may be deemed to be present in person and vote at such meeting are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called. If, however, the
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adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

            2.6 Waivers of Notice. Whenever the giving of any notice to Stockholders is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the person entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by applicable law, the Certificate of Incorporation or these By-laws.

            2.7 List of Stockholders. The Secretary shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, the Stockholder's agent or attorney, at the Stockholder's expense, for any purpose germane to the meeting for a period of at least ten days prior to the meeting, either on a reasonably accessible electronic network as permitted by applicable law (provided that the information required
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to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the Office of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to Stockholders of the Corporation. If the meeting is to be held at a place, the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors held at a place, or to open such a list to examination on a reasonably accessible electronic network during any meeting for the election of Directors held solely by means of remote communication, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list of Stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

            2.8 Quorum of Stockholders; Adjournment. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, at each meeting of Stockholders, the presence in person or by proxy of the holders of a majority of all outstanding shares of stock entitled to vote at the meeting of Stockholders shall constitute a quorum for the transaction of any business at such meeting, except that,
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where a separate vote by a class or series or classes or series is required, a quorum shall consist of no less than a majority of the shares of such class or series or classes or series. When a quorum is present to organize a meeting of Stockholders and for purposes of voting on any matter, the quorum for such meeting or matter is not broken by the subsequent withdrawal of any Stockholders. In the absence of a quorum, the holders of a majority of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

            2.9 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, every Stockholder entitled to vote at any meeting of Stockholders shall be entitled to one vote for each share of stock held by such Stockholders which has voting power upon the matter in question. If the Certificate of Incorporation provides for more or less than one vote for any share on any matter, each reference in the By-laws or the General Corporation Law to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. The provisions of Sections 212 and 217 of the General Corporation Law shall apply in determining whether any shares of stock may be voted and the persons, if any, entitled to vote such shares; but the Corporation shall be protected in assuming that the persons in whose names shares of
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stock stand on the stock ledger of the Corporation are entitled to vote such shares. At any meeting of Stockholders (at which a quorum was present to organize the meeting), all matters, except as otherwise provided by applicable law, pursuant to any regulation applicable to the Corporation or its securities or by the Certificate of Incorporation or by these By-laws, shall be decided by the affirmative vote of a majority in voting power of shares present in person or represented by proxy and entitled to vote thereon. At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect. Except as otherwise provided by the Certificate of Incorporation, each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy. The validity and enforceability of any proxy shall be determined in accordance with Section 212 of the General Corporation Law. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary.

            2.10 Voting Procedures and Inspectors of Election at Meetings of Stockholders. The Board, in advance of any meeting of Stockholders, may, and shall, if required by applicable law, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If required by applicable law, if no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering
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upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

            2.11 Conduct of Meetings. (a) The Board may adopt by resolution such rules and regulations for the conduct of the meeting of Stockholders as it shall deem appropriate. At each meeting of Stockholders, the Chairman, or in the absence of the Chairman or if one shall not have been appointed, the President, or if the President is
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absent, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present), shall act as chairman of the meeting. Except to the extent inconsistent with any rules and regulations for the conduct of the meeting of Stockholders adopted by the Board, the chairman of the meeting shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules and regulations for the conduct of the meeting and to do such acts as, in the judgment of the chairman of the meeting, are appropriate for the proper conduct of the meeting. The Secretary, or in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. In the absence of the Secretary or one of the Assistant Secretaries, the chairman of the meeting shall appoint a person to act as secretary of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by resolution of the Board, and in case the Board has not so acted, by a majority of the votes cast at such meeting by the holders of shares of stock present in person or represented by proxy and entitled to vote at the meeting.

                  (b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at an annual meeting or special meeting of Stockholders only (i) by or at the direction of the Board, (ii) by any nominating committee designated by the Board or (iii) by any Stockholder of the Corporation who was a Stockholder of record of the Corporation at the time the notice provided for in this Section 2.11 is delivered to the Secretary, who is entitled to vote for the election of
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Directors at the meeting and who complies with the applicable provisions of
Section 2.11(d) hereof (persons nominated in accordance with (iii) above are referred to herein as "Stockholder nominees").

                  (c) At any annual meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of Stockholders, (i) business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a Stockholder who was a Stockholder of record of the Corporation at the time the notice provided for in this Section 2.11 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the applicable provisions of Section 2.11(d) hereof (business brought before the meeting in accordance with (iii) above is referred to as "Stockholder business").

                  (d) In addition to any other applicable requirements, (i) all nominations of Stockholder nominees must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the "Notice of Nomination") and (ii) all proposals of Stockholder business must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the "Notice of Business"). To be timely, the Notice of Nomination or the Notice of Business, as the case may be, must be delivered personally to, or mailed to, and received at the Office of the Corporation, addressed to the attention of the Secretary, (i) in the case of the nomination of a person for election to the Board, or business to be conducted, at an annual meeting of
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Stockholders, not less than sixty days nor more than one hundred and thirty days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of Stockholders, except in the case of the Corporation's first annual meeting of Stockholders as a public corporation, in which case a Notice of Nomination or Notice of Business, as the case may be, shall be delivered not less than seventy nor more than one hundred and thirty days prior to , 2002, or (ii) in the case of the nomination of a person for election to the Board at a special meeting of Stockholders, not less than the later of (a) ninety nor more than one hundred and thirty days prior to such special meeting or (b) the tenth day following the day on which the notice of such special meeting was made by mail or Public Disclosure; provided, however, that in the event that the annual meeting of Stockholders is advanced or delayed by more than thirty days from the first anniversary of the prior year's annual meeting of Stockholders or if no annual meeting was held during the prior year, notice by the Stockholder to be timely must be received
(i) no earlier than one hundred and thirty days prior to such annual meeting and no later than ninety days prior to such annual meeting or (ii) no later than ten days following the day the notice of such annual meeting was made by mail or Public Disclosure. In no event shall the public disclosure of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination or Notice of Business, as applicable.

            The Notice of Nomination shall set forth (i) the name and record address of the Stockholder and/or beneficial owner proposing to make nominations, as they appear on the Corporation's books, (ii) the class and number of shares of stock held of
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record and beneficially by such Stockholder and/or such beneficial owner, (iii)
a representation that the Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (iv) all information regarding each Stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor statute thereto (the "Exchange Act"), and the written consent of each such Stockholder nominee to being named in a proxy statement as a nominee and to serve if elected and (v) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such nominations were a participant in a solicitation subject to Section 14 of the Exchange Act or any successor statute thereto. The Corporation may require any Stockholder nominee to furnish such other information as it may reasonably require to determine the eligibility of such Stockholder nominee to serve as a Director of the Corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed nomination of a Stockholder nominee was not made in accordance with the foregoing procedures and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

            The Notice of Business shall set forth (i) the name and record address of the Stockholder and/or beneficial owner proposing such Stockholder business, as they appear on the Corporation's books, (ii) the class and number of shares of stock held of record and beneficially by such Stockholder and/or such beneficial owner, (iii) a representation that the Stockholder is a holder of record of stock of the Corporation
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entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) a brief description of the Stockholder business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment, and the reasons for conducting such Stockholder business at the annual meeting, (v) any material interest of the Stockholder and/or beneficial owner in such Stockholder business and (vi) all other information that would be required to be filed with the Securities and Exchange Commission if the person proposing such Stockholder business were a participant in a solicitation subject to Section 14 of the Exchange Act. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at the annual meeting of Stockholders except in accordance with the procedures set forth in this Section 2.11(d), provided, however, that nothing in this Section 2.11(d) shall be deemed to preclude discussion by any Stockholder of any business properly brought before the annual meeting in accordance with said procedure. Nevertheless, it is understood that Stockholder business may be excluded if the exclusion of such Stockholder business is permitted by the applicable regulations of the Securities and Exchange Commission. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the foregoing procedures and, if he should so determine, he shall declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

            Notwithstanding the foregoing provisions of this Section 2.11, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the
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annual or special meeting of Stockholders to present the Stockholder nomination or the Stockholder business, as applicable, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

            For purposes of this Section 2.11, "Public Disclosure" shall be deemed to be first made when disclosure of such date of the annual or special meeting of Stockholders, as the case may be, is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or any successor statute thereto.

            Notwithstanding the foregoing, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

            2.12 Order of Business. The order of business at all meetings of Stockholders shall be as determined by the chairman of the meeting.
            2.13 Written Consent of Stockholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding
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stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.13, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those Stockholders who have not consented in writing and who, if the action had been taken at a meeting, had been Stockholders the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. Written consent may take the form of a cablegram, telegram or other electronic transmission to the extent such written consent complies with the applicable provisions of the General Corporation Law.

            In the event of the delivery to the Corporation of a written consent, the Secretary shall provide for the safe-keeping of such written consent and shall promptly conduct such ministerial review of the sufficiency of the written consent and of the validity of the action to be taken by written consent as he deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the
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requisite voting power to authorize or take the action specified in the written consent have given consent; provided, however, that if the corporate action to which the written consent relates is the removal or replacement of one or more members of the Board, the Secretary shall promptly designate two persons, who shall not be members of the Board, to serve as inspectors with respect to such written consent and such inspectors shall discharge the functions of the Secretary under this Section 2.13. If after such investigation the Secretary or the inspectors, as the case may be, shall determine that the written consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of Stockholders, and the written consent shall be filed in such records, at which time the written consent shall become effective as Stockholder action. In conducting the investigation required by this Section 2.13, the Secretary or the inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

            The record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section 2.13. Any person seeking to have the Stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation, request that a record date be fixed for such purpose. The Board may fix a record date for
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such purpose which shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board fails, within 10 days after the Corporation receives such notice, to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described above unless prior action by the Board is required under the General Corporation Law, in which event the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

                                    ARTICLE 3

                                    DIRECTORS

            3.1 General Powers. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or these By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

            3.2 Number; Qualification; Term of Office. The Board shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board. Directors need not be Stockholders. Each Director shall hold office until a successor is duly elected and qualified or until the Director's death, resignation or removal.

            3.3 Election. Directors shall, except as otherwise required by applicable law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of Stockholders by the holders of shares present in person or represented by proxy at the meeting and entitled to vote in the election.

            3.4 Newly Created Directorships and Vacancies. Unless otherwise provided by applicable law or the Certificate of Incorporation and subject to the rights of the holders of any series of Preferred Stock then outstanding, any newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the remaining Directors then in office although less than a quorum, or by a sole remaining Director, and Directors so chosen shall hold office until the expiration of the term of office of the Director whom he or she has replaced or until his or her successor is duly elected and qualified. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director. When any Director shall give notice of resignation effective at a future date, the Board may fill such vacancy to take effect when such resignation shall become effective in accordance with the General Corporation Law.

            3.5 Resignation. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

            3.6 Removal. Subject to the provisions of Section 141(k) of the General Corporation Law, any or all of the Directors may be removed with or without cause by vote of the holders of a majority of the shares then entitled to vote at an election of Directors.

            3.7 Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Directors' meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 3.7 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

            3.8 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places within or without the State of Delaware as shall from time to time be determined by the Board.

            3.9 Special Meetings. Special meetings of the Board may be held at any time or place, within or without the State of Delaware, whenever called by the Chairman, the President or the Secretary or by any two or more Directors then serving as Directors on at least twenty-four hours' notice to each Director given by one of the means specified in Section 3.12 hereof other than by mail, or on at least three days' notice if given by mail. Special meetings shall be called by the Chairman, President or Secretary in like manner and on like notice on the written request of any two or more of the Directors then serving as Directors.

            3.10 Telephone Meetings. Directors or members of any committee designated by the Board may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.

            3.11 Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. At least one day's notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.12 hereof other than by mail, or at least three days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

            3.12 Notice Procedure. Subject to Sections 3.9 and 3.15 hereof, whenever, under the provisions of applicable law, the Certificate of Incorporation or these By-laws, notice is required to be given to any Director, such notice shall be deemed given effectively if given in person or by telephone, by mail addressed to such Director at such Director's address as it appears on the records of the Corporation, with postage thereon prepaid, or by telegram, telex, telecopy or other means of electronic transmission.

            3.13 Waiver of Notice. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors or a committee of Directors need be specified in any written waiver of notice unless so required by applicable law, the Certificate of Incorporation or these By-laws.

            3.14 Organization. At each meeting of the Board, the Chairman, or in the absence of the Chairman, the President, or in the absence of the President, a chairman chosen by a majority of the Directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

            3.15 Quorum of Directors. The presence in person of a majority of the Entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

            3.16 Action by Majority Vote. Except as otherwise expressly required by applicable law, the Certificate of Incorporation or these By-laws, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

            3.17 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

                                    ARTICLE 4

                             COMMITTEES OF THE BOARD

            The Board may designate one or more committees, each committee to consist of one or more of the Directors. The Board may remove any Director from any committee at any time, with or without cause. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board passed as aforesaid, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be impressed on all papers that may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the Stockholders, any action or matter expressly required by the General Corporation Law to be submitted to Stockholders for approval or (ii) adopting, amending or repealing the By-laws. Unless the Board provides otherwise, at all meetings of such committee a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3 of these By-laws.

                                    ARTICLE 5

                                    OFFICERS

            5.1 Positions. The officers of the Corporation shall be a President, a Secretary, a Treasurer and such other officers as the Board may appoint, including a Chairman, one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board may designate one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By-laws otherwise provide.

            5.2 Appointment. The officers of the Corporation shall be chosen by the Board at its annual meeting or at such other time or times as the Board shall determine.

            5.3 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that the officer is also a Director.

            5.4 Term of Office. Each officer of the Corporation shall hold office for the term for which he or she is elected and until such officer's successor is chosen and qualifies or until such officer's earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board. The removal of an officer without cause shall be without prejudice to the officer's contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

            5.5 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

            5.6 Chairman. The Chairman, if one shall have been appointed, shall preside at all meetings of the Board and Stockholders and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.

            5.7 President. The President shall be the Chief Executive Officer of the Corporation and shall have general supervision over the business of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of Directors. The President shall preside at all meetings of Stockholders and the Board at which the Chairman (if there be one) is not present. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation or shall be required by applicable law otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by the Board.

            5.8 Vice Presidents. At the request of the President, or, in the President's absence, at the request of the Board, the Vice Presidents shall (in such order as may be designated by the Board or, in the absence of any such designation, in order of seniority based on age) perform all of the duties of the President and, in so performing, shall have all the powers of, and be subject to all restrictions upon, the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by the Board or by the President.

            5.9 Secretary. The Secretary shall attend all meetings of the Board and of the Stockholders and shall record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and shall perform such other duties as may be prescribed by the Board or by the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to impress the same on any instrument requiring it, and when so impressed the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to impress the seal of the Corporation and to attest the same by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board or by the President.

            5.10 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the

Corporation in such depositories as may be designated by the Board; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the President or the Board, whenever the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; exhibit at all reasonable times the records and books of account to any of the Directors upon application at the Office of the Corporation where such records and books are kept; disburse the funds of the Corporation as ordered by the Board; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board or the President.

            5.11 Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board or by the President.

                                    ARTICLE 6

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

            6.1 Execution of Contracts. The Board, except as otherwise provided in these By-laws, may prospectively or retroactively authorize any officer or officers, employee or employees or agent or agents, in the name and on behalf of the Corporation, to enter into any contract or execute and deliver any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

            6.2 Loans. The Board may prospectively or retroactively authorize the President or any other officer, employee or agent of the Corporation to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances the person so authorized may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances, or otherwise limited.

            6.3 Checks, Drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

            6.4 Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation with such banks, trust companies, investment banking firms, financial institutions or other depositaries as the

Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power to select may from time to time be delegated by the Board.

                                    ARTICLE 7

                               STOCK AND DIVIDENDS

            7.1 Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates in such form (consistent with the provisions of Section 158 of the General Corporation Law) as shall be approved by the Board. Such certificates shall be signed by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be impressed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

            7.2 Transfer of Shares. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by the holder's duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary, an Assistant Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked "Cancelled," with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of stock shall be valid as against the Corporation, its Stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by applicable law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

            7.3 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

            7.4 Lost, Destroyed and Stolen Certificates. The holder of any shares of stock of the Corporation shall notify the Corporation of any loss, destruction or theft of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed or stolen. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed or stolen certificate, or his or her legal representatives, to make proof satisfactory to the Board of such loss, destruction or theft and to advertise such fact in such manner as the Board may require, and to give the Corporation a bond in such form, in such sums and with such surety or sureties as the Board may direct, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate and the issuance of such new certificate.

            7.5 Rules and Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with applicable law, these By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its stock.

            7.6 Restriction on Transfer of Stock. A written restriction or restrictions on the transfer or registration of transfer of stock of the Corporation, or on the amount of the Corporation's stock that may be owned by any person or group of persons, if permitted by Section 202 of the General Corporation Law and noted conspicuously on the certificate or certificates representing such stock, may be enforced against the holder of the restricted stock or any successor or transferee of the holder, including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate or certificates representing such stock, a restriction, even though permitted by Section 202 of the General Corporation Law, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of stock of the Corporation, or on the amount of the Corporation's stock that may be owned by any person or group of persons, may be imposed either by the Certificate of Incorporation or these By-laws or by an agreement among any number of Stockholders or among such Stockholders and the Corporation. No restrictions so imposed shall be binding with respect to stock issued prior to the adoption of the restriction unless the holders of such stock are parties to an agreement or voted in favor of the restriction.

            7.7 Dividends, Surplus, Etc. Subject to the provisions of the Certificate of Incorporation and of applicable law, the Board:

                  7.7.1 may declare and pay dividends or make other distributions on the outstanding shares of stock in such amounts and at such time or times as it, in its discretion, shall deem advisable;

                  7.7.2 may use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness; and

                  7.7.3 may set aside from time to time out of such surplus or net profits such sum or sums as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any purpose it may think conducive to the best interests of the Corporation.

                                    ARTICLE 8

                                 INDEMNIFICATION

            8.1 Indemnity Undertaking. To the extent not prohibited by applicable law, the Corporation shall indemnify any person (a "Covered Person") who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a Director or officer of the Corporation, or, while a Director or officer of the

Corporation, is or was serving at the request of the Corporation as a director or officer of any other corporation or in a capacity with comparable authority or responsibilities for any partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against expenses (including attorneys' fees) in the event of an action by or in the right of the Corporation and against judgments, fines, and amounts paid in settlement and expenses (including attorneys' fees), in the event of any other proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal proceeding, had no reason to believe the person's conduct was unlawful; and except that no indemnification shall be made, in the event of an action by or in the right of the Corporation, if prohibited by the General Corporation Law. Persons who are not Directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article 8.

            8.2 Advancement of Expenses. The Corporation shall, from time to time, reimburse or advance to any Covered Person the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the General Corporation Law, such payment of expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the Corporation of an undertaking, by the Covered Person, to repay any such amount so advanced if it shall ultimately be determined that such Covered Person is not entitled to be indemnified for such expenses.

            8.3 Rights Not Exclusive. The rights to indemnification or advancement of expenses provided by, or granted pursuant to, this Article 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under applicable law, the Certificate of Incorporation, these By-laws, any agreement, any vote of Stockholders or disinterested Directors or otherwise.

            8.4 Continuation of Benefits. The rights to indemnification or advancement of expenses provided by, or granted pursuant to, this Article 8 shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

            8.5 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 8, the Certificate of Incorporation or under Section 145 of the General Corporation Law or any other provision of law.

            8.6 Binding Effect. Any repeal or modification of the provisions of this Article 8 shall not adversely affect any right or protection hereunder of any Covered

Person in respect of any act or omission occurring prior to the time of such repeal or modification.

            8.7 Procedural Rights. The rights to indemnification or advancement of expenses provided by, or granted pursuant to, this Article 8 shall be enforceable by any Covered Person in the Court of Chancery of the State of Delaware. The burden of proving that such indemnification or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel and its Stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board, its independent legal counsel and its Stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or advancement of expenses, in whole or in part, in any such proceeding.

            8.8 Contribution. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at the Corporation's request as a director, officer, employee or agent of any Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

            8.9 Indemnification of Others. This Article 8 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

                                    ARTICLE 9

                                BOOKS AND RECORDS

            9.1 Books and Records. There shall be kept at the principal Office of the Corporation correct and complete records and books of account recording the financial transactions of the Corporation and minutes of the proceedings of the Stockholders, the Board and any committee of the Board. The Corporation shall keep at its principal office, or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all Stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

            9.2 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the General Corporation Law.

            9.3 Inspection of Books and Records. Except as otherwise provided by applicable law, the Board shall determine whether, and, if allowed, when and under
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what conditions and regulations, the accounts, books, minutes and other records of the Corporation, or any of them, shall be open to the Stockholders for inspection.

                                   ARTICLE 10

                                      SEAL

            The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                                   ARTICLE 11

                                   FISCAL YEAR

            The fiscal year of the Corporation shall be determined by resolution of the Board.

                                   ARTICLE 12

                              PROXIES AND CONSENTS

            Unless otherwise provided by resolution of the Board, the Chairman, the President, any Vice President, the Secretary or the Treasurer, or any one of them, may execute and deliver on behalf of the Corporation proxies respecting any and all shares or other ownership interests of any Other Entity owned by the Corporation appointing such person or persons as the officer executing the same shall deem proper to represent and vote the shares or other ownership interests so owned at any and all meetings of holders of shares or other ownership interests, whether general or special, and/or to execute and deliver written consents respecting such shares or other ownership interests; or any of the aforesaid officers may attend any meeting of the holders of shares or other ownership
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                                                                              40

interests of such Other Entity and thereat vote or exercise any or all other powers of the Corporation as the holder of such shares or other ownership interests.

                                   ARTICLE 13

                                   AMENDMENTS

            These By-laws may be altered, amended or repealed and new By-laws may be adopted by a vote of the Stockholders or by the Board. Any By-laws altered, adopted or amended by the Board may be altered, amended or repealed by the Stockholders.